UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 26, 2017
QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 990-4000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2017, QuickLogic Corporation (the “Company”) filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock from one hundred million (100,000,000) to two hundred million (200,000,000). The proposal for the amendment was approved by the Company’s stockholders at its 2017 Annual Meeting of Stockholders held on April 26, 2017. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Stockholders of the Company was held on Wednesday, April 26, 2017.  At the Annual Meeting, there were 68,162,715 shares of our common stock (as of the record date of February 27, 2017) entitled to vote, of which, 59,702,524 shares were present in-person or represented by proxy, representing 87.58% of the total outstanding shares of our common stock entitled to vote. The final voting results of each proposal are set forth below:

(i)	The Company’s stockholders elected the following nominees to serve as Class III directors until the date on which the Annual Meeting of Stockholders is held in 2020. The votes were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
E. Thomas Hart	14,199,623	3,586,971	41,915,930
Christine Russell	16,965,424	821,170	41,915,930
Brian C. Faith	17,531,344	255,250	41,915,930

(ii)
The Company’s stockholders ratified the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The votes were as follows:

Votes For	58,419,227
Votes Against	630,646
Abstentions	652,651

(iii)
The Company’s stockholders approved an amendment of the Company's Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from one hundred million (100,000,000) to two hundred million (200,000,000). The votes were as follows:

Votes For	47,454,336
Votes Against	10,991,020
Abstentions	1,257,168

(iv)
The Company’s stockholders approved an amendment of the Company's 2009 Stock Plan to increase the maximum aggregate number of shares of common stock available by one million five hundred thousand (1,500,000), from six million five hundred thousand (6,500,000) to eight million (8,000,000). The votes were as follows:

Votes For	15,863,973
Votes Against	1,850,580
Abstentions	72,041
Broker Non-Votes	41,915,930

(v)
The Company’s stockholders approved an amendment of the Company's 2009 Employee Stock Purchase Plan to increase the maximum aggregate number of shares of common stock available by one million five hundred thousand (1,500,000), from three million three hundred thousand (3,300,000) to four million eight hundred thousand (4,800,000). The votes were as follows:

Votes For	15,772,686
Votes Against	1,925,785
Abstentions	88,123
Broker Non-Votes	41,915,930

(vi)	The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers. The votes were as follows:

Votes For	16,783,807
Votes Against	423,546
Abstentions	579,241
Broker Non-Votes	41,915,930

(vii)	The Company’s stockholders approved, on a non-binding basis, the frequency of future advisory votes on executive compensation. The votes were as follows:

Votes For 1 year	7,707,104
Votes For 2 years	649,792
Votes For 3 years	9,111,763
Abstentions	317,935
Broker Non-Votes	41,915,930

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of QuickLogic Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2017	QuickLogic Corporation

/s/ Suping (Sue) Cheung
Suping (Sue) Cheung
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of QuickLogic Corporation